UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2026

Date of Report (Date of earliest event reported)

UY SCUTI ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42577	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 E. Broadway, Suite 603
New York, New York 10002

(Address of Principal Executive Offices, and Zip Code)

(412) 947-0514

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value, and one right	UYSCU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	UYSC	The Nasdaq Stock Market LLC
Rights to receive one-fifth (1/5th) of one Ordinary Share	UYSCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2026, UY Scuti Acquisition Corp. (the “Company”) received a letter of resignation from Jialuan Ma tendering her resignation from her positions as (i) Chief Executive Officer of the Company and (ii) a member of the Board of Directors of the Company (the “Board”), effective August 6, 2026. Ms. Ma had served as the Company’s Chief Executive Officer and Director since August 2024, and served as the Company’s Principal Executive Officer. Ms. Ma’s resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On August 8, 2026, the Board approved the appointment of Qunxue Yin to serve as the Chief Executive Officer and Chairman of the Board of the Company, effective immediately.

Qunxue Yin is 62 years old. Presently retired from active employment, Mr. Yin has decades of business and financial experience. From 2002 to until his retirement in 2023, he held various management roles at China Everbright Bank, Suzhou Branch, culminating as the General Manager of the Corporate Banking Department. Prior to that, from 1997 to 2002, he served in various management roles at Suzhou City Cooperative Bank (Suzhou Commercial Bank), culminating as the General Manager of the Xiangcheng Sub-branch. Mr. Yin holds a Master’s Degree in Finance and Economics from Soochow University and a Bachelor’s Degree in Industrial Economics and Management from Jiangsu Radio and Television University. The Company believes that Mr. Yin is qualified to serve on the Board because of his management, business, and financial experience as well as his familiarity with the Company due to his role as the sole director of its Sponsor.

There is no family relationship between Qunxue Yin and any of the Company’s other officers and directors. Mr. Yin is not party to any arrangement or understanding with any person pursuant to which he was appointed as Chief Executive Officer and Chairman of the Board of the Company except that the Sponsor intends to transfer an aggregate of 50,000 ordinary shares of the Company that it holds to Mr. Yin in connection with his agreement to serve as the Company’s Chief Executive Officer. There are no transactions to which the Company is or was a participant and in which Mr. Yin has a material interest subject to disclosure under Item 404(a) of Regulation S-K, apart from his relationship with the Sponsor (as described below).

Mr. Yin is the sole director of our Sponsor, UY Scuti Investments Limited, a British Virgin Islands company, and is the control person of the Sponsor. The Sponsor currently owns 1,448,348 ordinary shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UY Scuti Acquisition Corporation

Dated: August 10, 2026	By:	/s/ Jiawen Zhao
	Name:	Jiawen Zhao
	Title:	Interim Chief Financial Officer

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